FILENAME>ims033104_ex99-1.txt
                                                                    EXHIBIT 99.1
                        ASSET PURCHASE AGREEMENT

   This Agreement for the sale and purchase of assets is made and entered into this 29th day of March, 2004 (the closing date), but effective on March 31, 2004, by and between Andrew Boom and Paul Jewell, on behalf of California Barter Exchange (hereinafter referred to as CBX or "Seller") and Donald F. Mardak, on behalf of International Monetary Systems, Ltd. (hereinafter referred to as IMS or "Purchaser").

WITNESSETH:

   WHEREAS, Seller is the owner of the assets of the barter trade exchange presently known as California Barter Exchange and of the assets thereof, presently doing business at 5446 Pirrone Road, Salida, CA; and

   WHEREAS, Seller desires to sell and transfer its client barter accounts, its barter exchange accounts receivable, and its furniture, fixtures and inventory to IMS; and

   WHEREAS, IMS, a holding company that operates the Continental Trade Exchange barter network (CTE) based in New Berlin, WI, desires to purchase and assume said client barter accounts, barter exchange accounts receivable, furniture, fixtures and inventory, and

   NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

    1. Sale of Client Barter Accounts. On the closing date, Seller hereby sells, transfers, assigns and delivers to Purchaser, free and clear of all liens, claims, encumbrances and charges, all client barter accounts of the members of CBX as listed on Exhibit A attached hereto. Subsequent to the date of closing, Seller and Purchaser shall contact all of Seller's client barter account members, informing them of the ownership transfer to IMS/CTE, the operating procedures of CTE, and requesting them to enter into an agreement with CTE. Should any account member decide not to enter into a CTE agreement, the prior CBX contract will remain in force but will be serviced by, and belong to IMS. For purposes of this Agreement, a client barter account is an account of a member of CBX, that member having entered into a membership agreement with CBX prior to the date of closing.

   2. Sale of Other Business Assets. On the closing date, Seller hereby sells, conveys, transfers, assigns and delivers to Purchaser, and Purchaser accepts and purchases certain of the Seller's other business assets. These assets shall include, but not be limited to, the following:

      A. All furniture, fixtures and inventory currently being used in the CBX office as set forth on Exhibit B attached hereto.

      B. Accounts receivable as listed on Exhibit C attached hereto. It is understood that any payments on these accounts received by CBX after March 31, 2004 shall immediately be remitted to CTE.



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   3. Consideration.  In consideration of the transfer and delivery at closing to Purchaser of the assets described in paragraphs 1 and 2, and upon compliance with the covenants and agreements set forth herein, IMS shall pay to Seller the amount of $600,000.00 (six hundred thousand dollars) payable as follows:

      At the closing, remit to Seller the sum of $20,000.00 in U. S. currency. In addition, Purchaser shall make a payment of $10,000.00 on April 30, 2004, and a payment of $20,000.00 on May 31, 2004. Purchaser shall also execute a note payable to Seller in the amount of $200,000.00 to be paid in thirty-three monthly payments. (There will be thirty-two payments of $6,000.00 each, plus a final payment of $8,000.00.) Purchaser will assume Seller's balance due to Dell Financial Services for computer equipment being used by CBX. This balance is not to exceed $10,000.00. Purchaser shall also issue three hundred, fifty thousand (350,000) shares of the common stock of International Monetary Systems, Ltd. to Seller or its designees. The stock will be subject to a one-year lock-up and will be restricted from disposal under Rule 144 of the S.E.C. code. The stock is currently traded on the over-the-counter bulletin board under the symbol: INLM. All IMS payments of cash or stock under this Agreement will be divided evenly between Andrew Boom and Paul Jewell.

   4. Deficit Trade Accounts of Andrew Boom and Paul Jewell. While operating California Barter Exchange, both Andrew Boom and Paul Jewell have spent more trade dollars than were available in their personal accounts. At the time of closing, those negative balances are: Andrew Boom - $143,000.00, and Paul Jewell - $343,000.00. Therefore, under the terms of this Agreement, Messrs. Boom and Jewell will execute notes for these amounts, payable to CTE. It is agreed that these balances may be paid back in trade dollars at the rate of $40,000 on each of the outstanding balances per year. In the event that either Mr. Boom or Mr. Jewell do not earn sufficient trade to pay back these balances, IMS/CTE may deduct those amounts from its payments that are due to Messrs. Jewell and Boom. If cash payments are required under this clause, Andrew Boom and Paul Jewell will be allowed to purchase CTE trade dollars at $.50 on the dollar. In other words, the deduction will be 50% in cash for the trade dollars still due.

   5. Guarantee of Stock Value. Purchaser will guarantee Seller a price of $1.00 per share for the IMS stock issued under this Memorandum. The shares will be subject to a one-year lock-up agreement. If after that time (the one-year anniversary date of closing this asset purchase), the stock has had a prior 30-day trading average of $1.00 per share or more, Seller will have the right to sell all, or any portion of its stock in the open market, and Purchaser's obligations under this price guarantee will have been fulfilled. If the 30-day trading average is less than $1.00 per share, Purchaser will either issue additional shares of stock to compensate for such variance in price, or, at its discretion, enter into a buy-back agreement. Under that agreement, Purchaser will then execute a note, payable at the rate of $10,000.00 per month for a period of 35 months, unless the parties agree to other mutually acceptable terms.




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   6. Liabilities.  Andrew Boom, Paul Jewell and CBX  shall be liable for any and all CBX liabilities incurred before the date of closing. Neither IMS nor CTE shall be considered a successor corporation of California Barter Exchange, and will not be liable for any other CBX liabilities except for the Dell Financial Services note described in Section 3 above. Andrew Boom and Paul Jewell further warrant that:

      A. All federal, state, county and local income, ad valorem, excise, sales, use, gross receipts and other taxes and assessments which are due and payable have been dully reported, fully paid and discharged as reported by CBX, and there are no unpaid taxes which are or could become a lien on the properties and assets of CBX. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued. CBX has no knowledge of any possible deficiency assessments in respect to federal income tax returns or other tax returns filed by it.

      B. All parties with whom CBX has contractual arrangements are in substantial compliance therewith. CBX is not in default in any material respect under any contracts to which it is a party. All leases and contracts to which CBX is a party are assignable, or the other party has consented to assignment.

      C. All corporate acts required of CBX have been taken, and all reports and returns required to be filed by it with any governmental agency have been filed. CBX is in substantial compliance with all, and has no notice of any claimed violation of any, applicable federal, state, county and local laws, ordinances or regulations, including those applicable to discrimination in employment, pollution and safety.

      D. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving CBX or its assets, properties, or business, nor does CBX know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions.

   7. Representations and Warranties of Andrew Boom, Paul Jewell and CBX.

      A. Andrew Boom and Paul Jewell have been doing business as California Barter Exchange since 1998.

      B. Andrew Boom, Paul Jewell and CBX have the full right, power and authority to carry out this Agreement in all respects and are not subject to any restriction or agreement which prohibits or would be violated by consummation of the transactions contemplated by this Agreement.



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      C. Neither the execution and delivery of this Agreement
      nor performance of this Agreement by Seller will result in or constitute any of the following: (i.) a default or an event that, with notice or lapse of time or both, would be default, breach or violation under any lease, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust or other contract, agreement or arrangement to which Andrew Boom, Paul Jewell or CBX is a party or by which the corporation or its property is bound; (ii.) an event that would permit any party to terminate any agreement, or to accelerate the maturity of any indebtedness or other obligation of CBX; or (iii.) the creation of imposition of any lien, charge, or encumbrance on any of the properties of CBX.

      D. Except as otherwise set forth herein, to the best of Seller's knowledge there is no fact, event, or condition which might materially and adversely affect the financial condition of Seller's business prior to the closing date. From the date of closing until March 31, 2004, Seller agrees to continue to operate its business in the same manner as it has in the past.

   8. Representations and Warranties of Purchaser.

      A. Purchaser has the full right, power, and legal capacity to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement is valid and binding upon Purchaser in accordance with its terms.

      B. Neither the execution and delivery of this Agreement nor performance of this Agreement by Purchaser will conflict with or result in the breach of any contract or agreement to which Purchaser is a party or by which Purchaser is bound.

   9. Conditions Precedent to the Obligations of Purchaser. The obligations of Purchaser hereunder, including the obligation of Purchaser to close the transaction herein contemplated, are subject to the following conditions precedent:

      A. The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the closing date.

      B. Seller shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date.

      C. No suit or proceeding shall be threatened or pending in which anyone seeks to restrain, prohibit, challenge, or obtain relief in connection with any material claim against Seller not disclosed herein.

  10. Conditions Precedent to Obligations of Seller.  The
obligations of Seller under this Agreement, including the obligation of Seller to close the transactions herein contemplated, are subject to the following conditions:
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      A. The representations and warranties of Purchaser
      contained in this Agreement shall be true in all material respects on and as of the closing date.

      B. Purchaser shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date.

  11. Documents to be Delivered by Seller at Closing. At the closing, Seller shall deliver to Purchaser the following documents in form and substance acceptable to counsel for Purchaser:

      A. A certificate from Seller that the representations and warranties made by Seller in this Agreement are true and correct in all material respects on and as of the closing date, and that Seller has performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date.

      B. Bill of Sale, transferring all of the client barter accounts listed on Exhibit A, furniture, fixtures and inventory listed on Exhibit B, and accounts receivable listed on Exhibit C.

      C. Such other documents as Purchaser may reasonably request.

  12. Documents and Properties to be Delivered by Purchaser at Closing. At the closing, Purchaser shall deliver to Seller the following documents in form and substance acceptable to counsel for
Seller:

      A. A certificate from Purchaser that the representations and warranties set forth in paragraph 8 hereof are true and correct as of the closing date.

      B. Such other documents as Seller may reasonably request.

  13. Exhibits. This Agreement may be signed by the parties prior to the date of closing and prior to the completion of the Exhibits to be attached to this Agreement. The parties acknowledge that the Exhibits attached to this Agreement on the date of closing shall be updated on the date of closing and attached at closing in accordance with the terms of this Agreement.

  14. Indemnification. Seller shall indemnify Purchaser for any loss, cost, expense or other damage, including attorney's fees suffered by Purchaser resulting from, arising out of, or incurred with respect to any liabilities incurred by Seller prior to the closing hereunder, or the falsity or the breach of any representation, warranty or covenant made by Seller herein.





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  15. Non-Compete Agreement.  Andrew Boom and Paul Jewell agree that for a period of eighteen (18) months from the date of closing this transaction, they will not engage in or otherwise affiliate with any barter or trade exchange located within a fifty (50) mile radius of any IMS/CTE office, nor with any other business operation directly or indirectly related to, or in competition with, the business operation of International Monetary Systems, Ltd. Messrs. Boom and Jewell also agree that they will not influence nor attempt to influence any of IMS/CTE's customers or clients to transfer their patronage relating to IMS/CTE's business from IMS/CTE to any other business or company engaged in a similar business.

  16. Amendment. This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the change, termination or waiver is sought to be enforced.

  17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  18. Headings. The headings in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

  19. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors, and assigns.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.


INTERNATIONAL MONETARY SYSTEMS, LTD.   CALIFORNIA BARTER EXCHANGE, INC.


By:  /s/ Donald F. Mardak              By:  /s/ Andrew Boom
------------------------------         -------------------------------
     Donald F. Mardak,  President           Andrew Boom, President


                                       By: /s/ Paul Jewell
                                       -------------------------------
					   Paul Jewell, C.E.O.






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